UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, DC 20549


                                 FORM 8-K


                              CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



   Date of Report (Date of earliest event reported): March 14, 2005



                                 NIKE, INC.

          (Exact Name of Registrant as Specified in Charter)


       Oregon                  1-10635                 93-0584541
    ____________             ____________             ____________

   (State of                  (Commission            (I.R.S.Employer
   Incorporation)            File Number)          Identification No.)

                             One Bowerman Drive
                         Beaverton, Oregon 97005-6453

                   (Address of Principal Executive Offices)
                          __________________________

                               (503) 671-6453

             (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

                          ___________________________

Item 1.01     Entry into a Material Definitive Agreement.

On March 14, 2005, NIKE, Inc. (the "Company") and its President and Chief Executive Officer, William D. Perez, entered into the Dassault Falcon 2000EX Time-Sharing Agreement.

The following description of the Dassault Falcon 2000EX Time-Sharing Agreement briefly summarizes the terms and conditions that are material to us and are qualified in their entirety by reference to the full text of the Agreement, which is filed as exhibit 10.1 to this current report on Form 8-K.

The Agreement permits the Company, as owner of a private aircraft, to lease the aircraft and its crew for flights by Mr. Perez for non-business purposes. The Agreement is required under Federal Aviation Administration regulations for Mr. Perez to pay the Company for the use of the aircraft. Under the Agreement, Mr. Perez will pay to the Company the aggregate incremental cost of each such flight based on the list of expenses authorized by federal regulations. The Company and flight crew retain the authority to determine what flights may be scheduled, when a flight may be cancelled or changed for safety or maintenance reasons. The Agreement terminates when Mr. Perez ceases to serve in the capacity of at least President or Chief Executive Officer of the Company.


Item 9.01     Financial Statements and Exhibits.

(c)     Exhibits

       10.1     Dassault Falcon 2000EX Time-Sharing Agreement


SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     NIKE, Inc.
                                     (Registrant)

                                         /s/ Donald W. Blair
Date: March 15, 2005              By: _______________________________
                                         Donald W. Blair,
                                         Chief Financial Officer